               SECURITIES AND EXCHANGE COMMISSION


                     WASHINGTON, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



                         June 30, 1994
___________________________________________________________________
        Date of Report (Date of earliest event reported)


                Southwestern Life Corporation
___________________________________________________________________
     (Exact name of Registrant as specified in its charter)


     Delaware                      1-7697           43-6069928
___________________________________________________________________
(State or other jurisdiction    (Commission     (IRS employer
      of incorporation            file no.)    identification no.)


        100 Mallard Creek Road, Louisville, Kentucky 40207
___________________________________________________________________
  (Address of principal executive offices, including zip code)


                         (502) 894-2100
___________________________________________________________________
      (Registrant's telephone number, including area code)


                         Not Applicable
___________________________________________________________________
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

          On June 15, 1993, Southwestern Life Corporation (former ly, I.C.H. Corporation) ("SLC"), Consolidated National Corporation ("CNC") and Consolidated Fidelity Life Insurance Company ("CFLIC") entered into an agreement (the "1993 Agreement") under which
(a) SLC was authorized, and undertook the obligation, to negotiate the termination of retrocession agreements (the "Retrocession Agreements") pursuant to which CFLIC reinsured certain annuity business written by Southwestern Life Insurance Company ("South-western Life"), a subsidiary of SLC, and Bankers Life and Casualty Company ("BLC"), a former subsidiary of SLC; and (b) SLC invested assets (consisting of a limited partnership interest, that has since been liquidated, and 83% of the outstanding stock of I.C.H. Funding Corp.) to acquire preferred stock of CFLIC, with a stated value of $63 million, which preferred stock was to be repurchased by CFLIC immediately following termination of the Retrocession Agreements. The Retrocession Agreements were entered into in 1990, in conjunction with the Company's sale of Marquette National Life Insurance Company ("Marquette") to CNC and its stockholders. Under the Retrocession Agreements, Employers Reassurance Corporation, an independent third party reinsurer ("ERC"), retroceded to CFLIC certain annuity business which was reinsured with ERC by each of Southwestern Life and BLC.

          On June 30, 1994, agreements were executed pursuant to which the Retrocession Agreements were terminated, and the business reinsured thereunder was recaptured, effective as of April 1, 1994. Immediately prior to the termination of the Retrocession Agree-ments, Union Bankers Insurance Company ("Union Bankers"), an indirect subsidiary of SLC, purchased 100% of the outstanding stock of Marquette for its estimated fair value of $8,215,354, pursuant to an agreement entered into on June 3, 1994. The purchase was made utilizing available cash at Union Bankers. The fair value of Marquette was based on the fair value of its underlying assets and liabilities, plus an additional $2,120,172, principally reflecting the fair value of Marquette's various state insurance licenses as determined by an independent actuarial firm. At June 30, 1994, Marquette had assets, primarily U.S. Treasury obligations, totaling approximately $6,415,000. Following completion of the terminations, on June 30, 1994, CFLIC repurchased the shares of its preferred stock held by SLC by transferring to SLC the senior secured loan of SLC, with an outstanding principal balance of $30 million; 541,563 shares of Series 1984-A Preferred Stock of SLC, stated value $22,241,992, constituting all of the shares of that series then outstanding; 140,000 shares of $4.50 Redeemable Preferred Stock, Series 1987-B of SLC, stated value $7,000,000, constituting all of the shares of that series then outstanding; 620,423 shares of Common Stock of SLC; and a U.S. Treasury Note, par value $1,050,000.

          The termination of the Retrocession Agreements and CFLIC's repurchase of its preferred stock are not expected to have a significant effect on SLC's total consolidated assets or common stockholders' equity. On a prospective basis, the retirement of SLC's remaining senior secured loan and the two classes of SLC preferred stock are expected to result in annual savings of interest expense and preferred dividend requirements totaling in excess of $5.0 million.

          The termination of the Retrocession Agreement relating to the business written by Southwestern Life was accomplished pursuant to a Termination and Recapture Agreement executed by ERC, CFLIC, Southwestern Life and SLC. With the termination, Consolidated Fidelity transferred assets with a fair value equal to the reserve liabilities being recaptured, net of the ceding fees payable. Due primarily to a requirement by insurance regulatory authorities to transfer such investments upon termination of the Retrocession Agreements at their fair value, SLC increased its basis in the CFLIC preferred stock by investing an additional $26,211,995 (including $21,077,870 cash and a $5,134,125 receivable) immediate-ly prior to the terminations to enable CFLIC to have sufficient assets (other than the SLC securities being transferred to SLC upon redemption of the CFLIC preferred stock) to complete the termina-tions. A substantial portion of such amount was attributable to a decline in the fair value of the 83% interest in I.C.H. Funding Corp. subsequent to SLC's transfer of such investment to CFLIC in June 1993. As previously reported in SLC's 1993 Annual Report on Form 10-K, the 1993 Agreement contemplated that SLC would benefit or suffer the consequences to the extent of any appreciation or depreciation in the value of the assets transferred to CFLIC. The assets transferred to Southwestern Life by CFLIC upon termination of the Retrocession Agreement relating to the business written by Southwestern Life included, in part, the additional $21,077,870 of cash.

          At March 31, 1994, the amount of Southwestern Life's reserve liabilities reinsured by CFLIC totaled $323,305,188, of which $107,162,798 was recaptured by Southwestern Life. After deduction of a $13,221,227 ceding fee paid by Southwestern Life, CFLIC transferred to Southwestern Life assets with an estimated fair value of $93,941,571. The assets transferred to Southwestern Life consisted of cash, short-term investments and marketable fixed maturity investments (fair value of $25,455,251), CFLIC's invest-ments in I.C.H. Funding Corp. and certain pass-through certificates issued by a special purpose trust sponsored by Fund America Investors Corporation ("FAIC II"), (estimated fair value of $12,527,888), collateral loans due from James M. Fail and CFSB Corporation (the "Fail/CFSB Loans") totaling $50,639,572, mortgage loans totaling $5,239,652, and a common stock investment of $79,208. Rather than transferring to Southwestern Life certain real estate and a collateral loan that Southwestern Life could have required CNC and CFLIC to repurchase pursuant to the 1993 Agree-ment, on June 15, 1995, the parties agreed to increase the amount of the Fail/CFSB Loans being transferred, to 100% of CFLIC's interest therein.

          The remaining reserve liabilities of Southwestern Life that were reinsured by CFLIC, totaling $216,142,390 as of March 31, 1994, were recaptured by, and remain reinsured with, ERC. After deduction of a $20,669,773 ceding fee paid by ERC, CFLIC trans-ferred to ERC assets, consisting primarily of cash, short-term investments and marketable fixed maturity investments, with an estimated fair value of approximately $195,472,617. The reinsur-ance agreement between ERC and Southwestern Life, and related documents, relating to the business recaptured by ERC were amended to, among other things, permit ERC to recover, out of the future profits of the reinsured business, the ceding fee it paid CFLIC, together with interest at 2%.

          The amount of the ceding fees paid to CFLIC in connection with the recapture of the business written by Southwestern Life was determined by management of SLC utilizing the methodology developed by an independent actuarial firm prior to the execution of the 1993 Agreement, with appropriate adjustments in assumptions to reflect changes in market interest rates and other factors. The fair values of marketable fixed maturity investments were determined based on quoted market prices as published by nationally recognized pricing services as of March 31, 1994. The fair value of CFLIC's investments in I.C.H. Funding Corp. and FAIC II were determined by an independent investment banking firm, based on the value of their respective underlying assets as of June 30, 1994. The value of the remaining assets were transferred at their book value.

          Pursuant to the 1993 Agreement, SLC agreed to bear the federal income tax consequences resulting from the termination of the Retrocession Agreements. By letter dated June 30, 1994, SLC, CNC and CFLIC clarified the obligations of SLC to indemnify CNC and CFLIC for tax liabilities of CFLIC and Marquette arising through June 30, 1994, and they entered into an escrow agreement pursuant to which $8,825,000 of cash which SLC was to have received upon CFLIC's repurchase of its preferred stock was deposited in escrow as a source of funds for the payment of taxes for which SLC is responsible. With the payment of such tax liabilities, SLC will be entitled to all tax refunds to which CFLIC is entitled through the carryback of capital losses resulting from the termination of the Retrocession Agreements or as a result of any redetermination of CFLIC's tax liabilities through the first taxable period of CFLIC and Marquette ending after such termination. SLC management has estimated that CFLIC will be entitled to tax refunds totaling approximately $5.8 million through the carryback of capital losses. Upon collection of the tax refund, SLC will utilize a portion of the proceeds to satisfy the remaining $5,134,125 receivable held by CFLIC.

          On June 30, 1994, SLC, CNC and CFLIC also entered into an Amendment to Agreement, whereby they amended the 1993 Agreement to, among other things, substitute and reconcile the assets and earnings thereon that CFLIC was entitled to retain following the termination of the Retrocession Agreements and the repurchase of the CFLIC preferred stock. These assets and earnings had an aggregate statutory value, on CFLIC's books, of approximately $75.4 million. Under the 1993 Agreement, SLC was granted the option, in the future, either to purchase shares of common stock of Nacolah Holding Corporation held by CFLIC at its cost or to receive $775,000 from CNC and CFLIC. The Amendment to Agreement also granted CNC and CFLIC the right, during the period from June 30, 1994 until October 31, 1994, to pay SLC $775,000 to terminate this option.

          CFLIC is owned by CNC and CNC's three stockholders, one of whom is C. Fred Rice, an officer and director of SLC. Prior to February 11, 1994, CNC held shares of Class B Common Stock of SLC entitling it to elect 75% of the directors of SLC. In addition, CNC provided management and consulting services to SLC and its subsidiaries pursuant to a Management and Consulting Agreement and both CNC and CFLIC beneficially owned in excess of 5% of the Common Stock of SLC. On February 11, 1994, SLC repurchased the Class B Common Stock and terminated its Management and Consulting Agreement with CNC, concurrently with CNC's sale of Common Stock of SLC to Stephens Inc. and Torchmark Corporation. The February 11, 1994 transactions reduced the amount of Common Stock of SLC beneficially owned by CNC and its affiliates to 6.73%. The transactions consummated on June 30, 1994, described above, further reduced the amount of Common Stock of SLC beneficially owned by CNC and its affiliates to 2.12%.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION,
          AND EXHIBITS.

     The description of the documents in the Index of Exhibits on page 7 of this Current Report on Form 8-K is incorporated by reference.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHWESTERN LIFE CORPORATION



                              By:    /s/ Robert L. Beisenherz
                                   ________________________________
                                   Robert L. Beisenherz,
                                   Chairman of the Board, Chief
                                   Executive Officer and President

Date:  July 15, 1994

                         INDEX TO EXHIBITS
                         _________________


  EXHIBIT                                             SEQUENTIAL
    NO.                    DESCRIPTION                 PAGE NO.
  -------                  -----------                ----------
    2.1    Stock Purchase Agreement dated June 29,
           1990, among Consolidated National Cor-
           poration, Robert T. Shaw and Bankers
           Life and Casualty Company with respect
           to all outstanding capital stock of
           Marquette National Life Insurance Com-
           pany, including Exhibit 1.35 thereto
           governing the coinsurance relationship
           between Southwestern Life Insurance
           Company and Marquette National Life
           Insurance Company (filed as Exhibits 2.1
           and 2.3 to the Registrant's Report on
           Form 10-Q for the quarter ended June 30,
           1990, and incorporated herein by refer-
           ence) . . . . . . . . . . . . . . . . .

    2.2    Coinsurance Annuity Reinsurance Agree-
           ment -- October 1, 1990, for Bankers
           Life and Casualty Company (filed as
           Exhibit 19-1 to Registrant's Current
           Report on Form 8-K dated November 9,
           1990, and incorporated herein by refer-
           ence) and amendments thereto (filed as
           Exhibit 2.11 to the Registrant's Annual
           Report on Form 10-K for year ended
           December 31, 1991, and Exhibit 2.11 to
           the Registrant's Annual Report on Form
           10-K for the year ended December 31,
           1992, and incorporated herein by refer-
           ence) . . . . . . . . . . . . . . . . .

    2.3    Coinsurance Annuity Retrocession Agree-
           ment (Bankers Business) -- October 1,
           1990 for Marquette National Life Insur-
           ance Company (filed as Exhibit 19-2 to
           the Registrant's Current Report on Form
           8-K dated November 9, 1990, and incorpo-
           rated herein by reference) and amend-
           ments thereto (filed as Exhibit 2.12 to
           the Registrant's Annual Report on Form
           10-K for year ended December 31, 1991,
           and Exhibit 2.12 to the Registrant's
           Annual Report on Form 10-K for the year
           ended December 31, 1992, and incorporat-
           ed herein by reference) . . . . . . . .


    2.4    Coinsurance Annuity and Supplemental
           Contract Reinsurance Agreement II --
           June 30, 1990, for Southwestern Life
           Insurance Company (filed as Exhibit 19-3
           to the Registrant's Current Report on
           Form 8-K dated November 9, 1990, and
           incorporated herein by reference) and
           amendments thereto (filed as Exhibit
           2.13 to the Registrant's Annual Report
           on Form 10-K for year ended December 31,
           1991, Exhibit 2.13 to the Registrant's
           Annual Report on Form 10-K for the year
           ended December 31, 1992, and Exhibit
           2.18 to the Registrant's Annual Report
           on Form 10-K for the year ended Decem-
           ber 31, 1993, and incorporated herein by
           reference). . . . . . . . . . . . . . .

    2.5    Coinsurance Annuity and Supplementary
           Contract Retrocession Agreement II --
           June 30, 1990, for Marquette National
           Life Insurance Company (filed as Exhibit
           19-4 to the Registrant's Current Report
           on Form 8-K dated November 9, 1990, and
           incorporated herein by reference) and
           amendments thereto (filed as Exhibit
           2.14 to the Registrant's Annual Report
           on Form 10-K for year ended December 31,
           1991, and Exhibit 2.14 to the Regis-
           trant's Annual Report on Form 10-K for
           the year ended December 31, 1992, and
           Exhibit 2.19 to the Registrant's Annual
           Report on Form 10-K for the year ended
           December 31, 1993, and incorporated
           herein by reference). . . . . . . . . .

   2.17    Agreement, dated June 15, 1993, among
           I.C.H. Corporation, Consolidated Nation
           al Corporation and Consolidated Fidelity
           Life Insurance Company (filed as Exhibit
           2.1 to the Registrant's Current Report
           on Form 8-K dated June 15, 1993 and
           incorporated herein by reference) . . .

   2.18    Agreement, dated June 3, 1994, between
           Consolidated Fidelity Life Insurance
           Company and Union Bankers Insurance
           Company . . . . . . . . . . . . . . . .

   2.19    Termination and Recapture Agreement
           among Consolidated Fidelity Life Insur-
           ance Company, Southwestern Life Corpora-


           tion, Southwestern Life Insurance Compa-
           ny and Employers Reassurance Corpora-
           tion. . . . . . . . . . . . . . . . . .

   2.20    Amendment to Agreement, effective
           April 1, 1994, among Consolidated Na-
           tional Corporation, Consolidated Fideli-
           ty Life Insurance Company and Southwest-
           ern Life Corporation. . . . . . . . . .

   2.21    Letter agreement, dated June 30, 1994,
           among Southwestern Life Corporation,
           Consolidated Fidelity Life Insurance
           Company and Consolidated National Corpo-
           ration. . . . . . . . . . . . . . . . .

   2.22    Escrow Agreement, dated June 30, 1994,
           among Southwestern Life Corporation,
           Consolidated Fidelity Life Insurance
           Company and Mid-America Bank of Louis-
           ville and Trust Company . . . . . . . .

   2.23    Amendment No. 4 to the Reinsurance
           Agreement identified as Exhibit 2.4
           above . . . . . . . . . . . . . . . . .


                          EXHIBIT 2.18


                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into by and between I.C.H. CORPORATION, a Delaware corporation ("ICH"), CONSOLIDATED FIDELITY LIFE INSURANCE COMPANY, a Kentucky corporation (CFL), and UNION BANKERS INSURANCE COMPANY, a Texas corporation ("UBI"),


                      W-I-T-N-E-S-S-E-T-H:

     WHEREAS, CONSOLIDATED NATIONAL CORPORATION, a Kentucky corporation (CNC), owns a majority of the issued and outstanding shares of capital stock of CFL, which owns all of the issued and outstanding shares of capital stock of MARQUETTE NATIONAL LIFE INSURANCE COMPANY, a Kentucky corporation (MNL); and

     WHEREAS, UBI and SOUTHWESTERN LIFE INSURANCE COMPANY, a Texas corporation (SWL), are each indirect wholly-owned subsidiaries of ICH; and

     WHEREAS, prior to June 15, 1993, CFL entered into a retroces-sion reinsurance agreement (CFL Retrocession Agreement) with EMPLOYERS REASSURANCE CORPORATION (ERC), a Kansas corporation, under which ERC ceded and CFL assumed certain in-force insurance business which ERC previously assumed from SWL (SWL Reinsurance Agreement); and

     WHEREAS, on June 15, 1993, ICH, CNC and CFL entered into an agreement (the CFL Agreement) under which, among other things, ICH assumed the obligation to negotiate the termination of the CFL Retrocession Agreement and agreed to cause its subsidiaries to
(i) manage CFL's and MNL's investment portfolios, (ii) prepare CFL's and MNL's statutory financial statements and (iii) ensure CFL's and MNL's compliance with regulatory requirements; and

     WHEREAS, the SWL Reinsurance Agreement will be partially recaptured at the same time the CFL Retrocession Agreement is terminated; and

     WHEREAS, upon the termination of the CFL Retrocession
Agreement and the partial recapture of the SWL Reinsurance
Agreement, CFL must transfer assets to SWL with a fair market value equal to the liabilities being assumed by SWL as a result of such termination and partial recapture (Terminations); and

     WHEREAS, ICH has proposed that upon the Terminations, that CFL sell all of the shares of MNL to UBI with the proceeds of the sale to be included in the assets to be transferred by CFL to SWL; and

     WHEREAS, MNL's authorized and issued capital stock currently consists of 100,000 shares of $1.00 par value Class A voting common stock and 2,000,000 shares of $1.00 par value Class B non-voting common stock but at the time of the Closing (as hereinafter defined) will consist of 2,100,000 shares of $12.00 par value voting common stock of which 175,000 shares will be issued and outstanding (the MNL Shares); and

     WHEREAS, CFL is willing to sell the MNL to Shares to UBI and UBI is willing to purchase the MNL Shares from CFL on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows:


     1.   PURCHASE AND SALE OF STOCK.  CFL agrees to sell the MNL
Shares to UBI and UBI agrees to purchase the MNL Shares from CFL.

     2. CONSIDERATION. As consideration for the sale, UBI agrees to pay to CFL the sum of $8,215,354 cash.

     3. CLOSING. This Agreement shall be closed immediately prior to the closing of the CFL Agreement; provided, however, that for accounting purposes the closing shall be deemed to have occurred on April 1, 1994. At the closing of this Agreement (the Closing), CFL agrees to deliver to UBI stock certificates repre-senting the MNL Shares with attached stock powers executed on behalf of CFL transferring the MNL Shares of record to UBI and UBI agrees to pay to CFL the sum of $8,215,354 cash.

     4. CFL'S REPRESENTATION AND WARRANTIES. CFL represents and warrants to UBI and ICH, as follows:

          (a) CFL and MNL are corporations duly organized, validly existing and in good standing under the laws of the State of Kentucky and CFL has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transac-tions contemplated hereby.

          (b) At the Closing, the authorized capital stock of MNL will consist of 2,100,000 shares of $12.00 par value common stock, of which 175,000 shares will be issued and outstanding and owned of record by CFL.

          (c) At the Closing, CFL will be the lawful owner of the MNL Shares with good and marketable title thereto, free and clear of all liens and encumbrances.

     5. ICH'S REPRESENTATIONS AND WARRANTIES. ICH represents to UBI and CFL that MNL's 1993 Annual Financial Statement and March 31, 1994 Quarterly Financial Statement filed with the Kentucky Insurance Department were prepared in accordance with statutory accounting principles prescribed or permitted by the Kentucky Insurance Department and present fairly the financial condition and results of operations of MNL at and for each of the periods covered thereby.

     6. UBI'S REPRESENTATIONS AND WARRANTIES. UBI represents and warrants to CFL and ICH that UBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     7.   EFFECTIVENESS OF AGREEMENT.  The effectiveness of this
Agreement is expressly conditioned upon the receipt of all required regulatory approvals, consents and/or exemptions.

     8. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

     9. MISCELLANEOUS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, shall not be modified or amended except in writing signed on behalf of the parties hereto and may be executed in separate counterparts, each of which shall constitute an original copy hereof but all of which together shall constitute a single instrument.

     EXECUTED this 3rd day of June, 1994

                              I.C.H. Corporation


                              By:  /s/ Robert L. Beisenherz
                                 __________________________________
                                 Robert L. Beisenherz
                                 Chairman of the Board and
                                 Chief Executive Officer


                              Union Bankers Insurance Company


                              By:  /s/ W. Sherman Lay
                                 __________________________________
                                 W. Sherman Lay
                                 Executive Vice President


                              Consolidated Fidelity Life Insurance
                              Company


                              By:  /s/ Jerry W. Rice
                                 __________________________________
                                 Jerry W. Rice
                                 Vice President

                         EXHIBIT 2.19


               TERMINATION AND RECAPTURE AGREEMENT


     THIS TERMINATION AND RECAPTURE AGREEMENT is made and entered into by and between EMPLOYERS REASSURANCE CORPORATION, a Kansas corporation ("ERC"), CONSOLIDATED FIDELITY LIFE INSURANCE COMPANY, a Kentucky corporation ("CFL"), SOUTHWESTERN LIFE INSURANCE
COMPANY, a Texas corporation ("SWL") and SOUTHWESTERN LIFE
CORPORATION (formerly named I.C.H. Corporation), a Delaware corporation ("SLC"),


                      W-I-T-N-E-S-S-E-T-H:

     WHEREAS, effective June 30, 1990, ERC and SWL entered into a Coinsurance Annuity and Supplemental Contract Reinsurance Agreement II, as amended by Amendments Nos. 1, 2 and 3 thereto, (the "Reinsurance Agreement") under which SWL ceded and ERC assumed the liabilities on certain annuities and supplemental contracts written by SWL consisting of immediate annuities and supplemental contracts (the "PPA Business") and Flexible Annuities (herein so called); and

     WHEREAS, effective June 30, 1990, ERC and Marquette National Life Insurance Company, a Kentucky corporation ("MNL") entered into a Coinsurance Annuity and Supplemental Contract Retrocession Agreement II, as amended by Amendments Nos. 1 through 5 thereto, (the "Retrocession Agreement") under which ERC retroceded and MNL assumed the liabilities on the PPA Business and the Flexible Annuities assumed by ERC under the Reinsurance Agreement; and

     WHEREAS, in Amendment No. 3 to the Retrocession Agreement, CFL was substituted for MNL, CFL assumed all of MNL's obligations under the Retrocession Agreement and MNL was released from all its obligations under the Retrocession Agreement; and

     WHEREAS, ERC and CFL desire to terminate the Retrocession
Agreement effective April 1, 1994 pursuant to the terms and conditions hereinafter set forth; and

     WHEREAS, simultaneous with the termination of the Retrocession Agreement, SWL desires to recapture, effective April 1, 1994, the PPA Business from ERC with ERC continuing to assume the liabilities on the Flexible Annuities under the Reinsurance Agreement, as amended; and

     WHEREAS, upon termination of the Retrocession Agreement and in connection with ERC's recapture of the Flexible Annuities and the PPA Business, ERC will assume liabilities of $323,305,188 and will be entitled to receive assets, net of a $33,891,000 recapture fee, with an aggregate fair value and/or fair market value as of March 31, 1994 in the amount of $289,414,188; and

     WHEREAS, upon recapture of the PPA Business, SWL will assume liabilities of $107,162,798 and will be entitled to receive assets, net of a $13,221,227 recapture fee, with an aggregate fair value and/or market value as of March 31, 1994 in the amount of $93,941,571; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows:

     1. TERMINATION. ERC and CFL agree that subject to compli-ance with the terms and conditions hereinafter set forth, the Retrocession Agreement is hereby terminated effective April 1, 1994.

     2. CLOSING. Unless otherwise mutually agreed to by the parties hereto, this Termination and Recapture Agreement shall be closed (the "Closing") at the offices of CFL in Louisville, Kentucky at 10:00 A.M. (local time) on June 30, 1994. At the
Closing:

     (a) CFL, in full satisfaction of all of its liabilities under the Retrocession Agreement with respect to the Flexible Annuities, shall transfer, assign and convey to or for the benefit of ERC, net of a recapture fee in the amount of $20,669,773, the assets listed under the column titled "ERC/SWL Portfolio" in Exhibit "A" hereto, in each case adjusted for gains, losses, income and proceeds derived therefrom, and the reinvestment thereof, on and after April 1, 1994.

     (b) CFL, in full satisfaction of all its liabilities under the Retrocession Agreement with respect to the PPA Business and in full satisfaction of all of ERC's liabilities under the Reinsurance Agreement with respect to the PPA Business, shall transfer, assign and convey to SWL, net of a recapture fee in the amount of $13,221,227, the assets listed under the column titled "PPA Business" in Exhibit "A" hereto, subject to adjustment as provided in paragraph 4(b) below, in each case adjusted for gains, losses, income and proceeds derived therefrom, and the reinvestment thereof, on and after April 1, 1994.

     (c) SWL and ERC, if they have not previously done so, shall execute and deliver Amendment No. 4 to the Reinsurance Agreement in form and substance mutually satisfactory to SWL and ERC.

     (d)  CFL, SWL, ERC and The First National Bank of Chicago
("Bank"), if they have not previously done so, shall enter into an Amended and Substituted Escrow Agreement in form and substance mutually satisfactory to CFL, SWL, ERC and Bank.

     (e) ERC and SLC shall enter into an agreement in form and substance satisfactory to ERC and SLC terminating their letter agreement dated March 8, 1994 and their agreement dated March 10, 1993 relating to risk charges.

     3. CONDITIONS TO CLOSING. Notwithstanding the foregoing, this Agreement shall not be Closed unless and until all of the following events shall have occurred:

     (a) All regulatory approvals, consents and exemptions required to consummate the transactions contemplated herein have been obtained.

     (b) The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or terminated.

     (b)  The sale of all of the shares of MNL by CFL to Union
Bankers Insurance Company for $8,215,354 has been effected.

     (c) The Coinsurance Annuity Reinsurance Agreement entered into by and between ERC and Bankers Life and Casualty Company, an Illinois corporation ("BLC"), effective October 1, 1990, as amended, has been or is simultaneously terminated.

     (d) The Coinsurance Annuity Retrocession Agreement relating to BLC's business entered into by and between ERC and MNL effective October 1, 1990, as amended, has been or is simultaneously terminated.

     (e) The Trust Agreement dated April 22, 1991 entered into by and among ERC, MNL and Bank has been or is simultaneously terminat-ed.

     4.   MISCELLANEOUS.

     (a) CFL, ERC, SWL and SLC each agrees on its own behalf to use its reasonable best efforts to satisfy the conditions set forth herein to the Closing in so far as such matters are within its control.

     (b) As soon as commercially feasible, the parties shall obtain a determination from a mutually acceptable independent third party of the fair value, as of June 30, 1994, of the investments in Fund America Investors Corporation and I.C.H. Funding Corp. reflected in Exhibit "A". To the extent the aggregate fair value of such investments, as so determined, is less than the aggregate estimated value of such investments as of March 31, 1994, as reflected in Exhibit "A" (the "Deficit"), SLC shall, within two business days following such determination, or, if later, at the Closing, pay to CFL and CFL, in turn, shall immediately pay to SWL, cash in an amount equal to such Deficit together with any income earned or imputed thereon subsequent to March 31, 1994.

     (c) CFL agrees that ERC and SWL may inspect the books and records of CFL relating to the Retrocession Agreement and the assets listed in Exhibit "A" hereto at any time during normal business hours.

     (d) ERC and SWL each agrees on its own behalf to capitalize for federal income tax purposes the policy acquisition expenses incurred by it with respect to the business covered by the Retrocession Agreement and the Reinsurance Agreement, as the case may be, without regard to the general deduction limitations of
Section 848(c)(1) of the Internal Revenue Code of 1986.

     (e) CFL, ERC, SWL and SLC each agrees on its own behalf to perform all acts which are reasonably necessary to consummate the transactions contemplated herein.

     (f)  CFL, ERC, SWL and SLC agree that this Termination and
Recapture Agreement may be signed in several counterparts, each of which shall constitute an original copy hereof but all of which together shall constitute a single instrument.

     (g) The terms of this Termination and Recapture Agreement shall supersede any inconsistent or contrary provisions of the Retrocession Agreement.

     IN WITNESS WHEREOF the parties hereto have set their hands on the dates indicated below.


EMPLOYERS REASSURANCE                   CONSOLIDATED FIDELITY
     CORPORATION                        LIFE INSURANCE COMPANY


By:/s/ James D. Maughn                  By:/s/ Jerry W. Rice
   ---------------------                ---------------------------
Title: SVP & Actuary                    Title: Vice President
      ------------------                       --------------------
Date:  6/29/94                          Date:  6/30/94
     -------------------                       --------------------


SOUTHWESTERN LIFE                       SOUTHWESTERN LIFE
  INSURANCE COMPANY                       CORPORATION


By:/s/ John T. Hull                     By: /s/ John T. Hull
   ---------------------                   ------------------------
Title: Exec. Vice Pres.                 Title:  Exec. Vice Pres.
      ------------------                      ---------------------
Date:  6/29/94                          Date:   6/29/94
      ------------------                      ---------------------

                         EXHIBIT 2.20


                     AMENDMENT TO AGREEMENT

     This Amendment to Agreement ("the Agreement") is made and entered into effective as of April 1, 1994, between Southwestern Life Corporation, a Delaware corporation, formerly known as I.C.H. Corporation ("SLC"), Consolidated National Corporation, a Kentucky corporation ("CNC") and Consolidated Fidelity Life Insurance Company, a Kentucky insurance company ("CFLIC").


                     INTRODUCTORY PROVISIONS

     The following provisions are true and correct and form the basis for and are a part of this Agreement.

     A. The parties hereto are parties to that certain Agreement dated as of June 15, 1993, a copy of which is attached hereto ("the Prior Agreement").

     B. The parties to the Prior Agreement desire to amend and modify certain terms and provisions of the Prior Agreement having determined that it is mutually advantageous to do so, upon and subject to the terms and conditions and for the considerations set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the benefits to be derived herefrom the parties hereto covenant and agree as follows:


     1.   DEFINITIONS.   All terms used in this Agreement with
          initial capitalized letters and not otherwise separately defined herein shall have the meanings given to them in the Prior Agreement.

     2. AMENDMENT TO SCHEDULE III, EXCEPTED ASSETS. Schedule III, Excepted Assets, attached to and made a part of the Prior Agreement be and the same is hereby amended by striking the entire Schedule III and substituting therefor the Schedule III, Reconciliation of Excepted Assets and Earnings, which is attached hereto and incorporated herein and in the Prior Agreement by this reference.

     3. DELETION OF SPECIAL ASSETS. Section 9.3 of the Prior Agreement and Schedule IV, Special Assets, which is attached to and made a part of the Prior Agreement, be and the same are hereby deleted in their entirety.

     4.   DELETION OF LITIGATION INDEMNITY.  Article 10 of the
          Prior Agreement be and the same is hereby amended by striking the first paragraph thereof in its entirety.

     5. DELIVERY OF TREASURY NOTE. In addition to all other assets to be transferred by CFLIC pursuant to the Prior Agreement, as amended, CFLIC shall, upon its surrender of its Certificate of Authority to the Kentucky Department of Insurance, obtain the return to CFLIC from the State of Kentucky that certain U.S. Treasury Note (the "Note") par value $1,050,000, cusip number 912-827-C6-7 previous-ly deposited with the State of Kentucky, and promptly endorse, assign, transfer and deliver, the Note to SLC. If for any reason CFLIC is unable to convey the Note to SLC, CFLIC shall promptly present the Note for payment in full to an authorized paying agent of the United States, and shall immediately thereafter pay to SLC in cash the entire sum of principal and accrued interest received on the Note by CFLIC after the date hereof.

     6. NACOLAH OPTION. During the period commencing June 30, 1994 and ending on October 31, 1994, CNC and CFLIC shall have the option to pay to SLC in cash the sum of $775,000 and upon such payment terminate all rights of SLC under
          SECTION 9.4 of the Prior Agreement with respect to the stock of Nacolah Holding Corporation. If CNC or CFLIC does not elect to exercise said option on or before October 31, 1994, neither CNC nor CFLIC shall thereafter have the right to terminate SLC's rights under SECTION
          9.4 of the Prior Agreement.

     7. NO OTHER AMENDMENTS. Except as expressly provided for in this Agreement, all of the terms and provisions of the Prior Agreement remain in full force and effect and without any modification or amendment thereto.

     8. COUNTERPARTS. The Agreement may be executed in any number of multiple counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective on the date first set forth above.


                         SLC:
                         Southwestern Life Corporation:


                         By:  /s/  Robert L. Beisenherz
                              _____________________________________
                              Robert L. Beisenherz
                              Chairman of the Board, Chief
                              Executive Officer and President

                         CNC:
                         Consolidated National Corporation


                         By:  /s/  Robert T. Shaw
                              _____________________________________
                              Robert T. Shaw
                              President

                         CFLIC:
                         Consolidated Fidelity Life
                           Insurance Company


                         By:  /s/  Robert L. Beisenherz
                              _____________________________________
                              Jerry W. Rice
                              Chairman

                         EXHIBIT 2.21


                  SOUTHWESTERN LIFE CORPORATION
                     500 North Akard Street
                      Dallas, Texas  75201






                              June 30, 1994




Consolidated National Corporation
4211 Norbourne Boulevard
Louisville, Kentucky  40207

Consolidated Fidelity Life Insurance Company
4211 Norbourne Boulevard
Louisville, Kentucky 40207

     RE:  AGREEMENT DATED JUNE 15, 1993 - TAX MATTERS

Gentlemen:

     Reference is hereby made to that certain Agreement dated June 15, 1993 (the "1993 Agreement") by and among I.C.H. Corporation, now known as Southwestern Life Corporation, a Delaware corporation ("ICH"), Consolidated National Corporation, a Kentucky corporation ("CNC") and Consolidated Fidelity Life Insurance Company, a Kentucky insurance company ("CFLIC"). Except as otherwise provided herein, all capitalized terms used in this letter agreement shall have the meanings indicated in the 1993 Agreement. ICH desires to clarify certain obligations and rights of the parties relating to Taxes under the 1993 Agreement. The parties recognize that any liability for Taxes of CFLIC and Marquette referred to herein shall include Taxes of any of CFLIC, Marquette, or any subsidiary of either of them and shall include any such Taxes imposed upon any successor in interest thereto, including but not limited to CNC. The terms CFLIC and Marquette include their respective successors in interest.

     At its sole cost and expense, ICH shall timely prepare and file all returns applicable to Taxes of CFLIC and Marquette for all taxable periods prior to and including and ending with the first taxable period of CFLIC and Marquette, respectively, ending after the date hereof (collectively hereinafter, the "Indemnified Periods"). CNC and CFLIC shall cooperate with ICH in connection therewith. Other than for Taxes on the earnings from the Excepted Assets that accrue after June 30, 1994 (the "Excepted Assets

Consolidated National Corporation
Consolidated Fidelity Life Insurance Company
June 30, 1994
Page 2



Earnings"), ICH shall indemnify and hold CNC and CFLIC harmless from any Taxes of CFLIC and Marquette for the Indemnified Periods, which shall include but not be limited to any Taxes attributable to the Recaptures or the redemption of the CFLIC Securities. ICH has estimated that the liability of CFLIC and Marquette for Taxes for the calendar year 1993 and for the period January 1, 1994 through and including June 30, 1994 (exclusive of any refund of Taxes attributable to any carryback of any loss), after taking into account estimated Tax payments which have been made, is $8,825,000 (the "Tax Liability Estimate"). ICH recognizes that Taxes have been previously withheld from the Excepted Assets Earnings in calculating the Excepted Assets Earnings to which CNC is entitled for the period July 1, 1993 through June 30, 1994 and that, accordingly, the Tax Liability Estimate shall include an amount for Taxes on such Excepted Assets Earnings for such period. Simulta-neous with the closing of the Recaptures and the redemption of the CFLIC Securities, ICH shall deposit with Mid-America Bank and Trust Company of Louisville, as escrow agent ("Escrow Agent"), immediate-ly available federal funds in an amount equal to the Tax Liability Estimate, which amount shall be held and disbursed as a fund (the "Escrow Fund") by Escrow Agent pursuant to this letter agreement and an Escrow Agreement to be executed by ICH, CFLIC and the Escrow Agent, in the form attached hereto as Exhibit A.

     Upon the earlier of the completion for filing of each of the Tax returns for CFLIC and Marquette for the applicable Indemnified Periods, or three (3) Business Days prior to the respective due date thereof (or if estimated Tax payments are required prior to such filing, not later than three (3) Business Days prior to the due date thereof), CFLIC shall direct the Escrow Agent to disburse to CFLIC an amount equal to the Taxes payable upon the filing of such return (or the applicable due date of such estimated Tax payment if earlier) from and out of the Escrow Fund, which amount disbursed shall be promptly paid by CFLIC to the applicable Tax authority. If, upon the filing of any Tax return for CFLIC and/or Marquette for the Indemnified Periods, or upon audit or any redetermination of Taxes by any applicable Tax authority, the actual liability for Taxes of CFLIC and Marquette for the Indemni-fied Periods (exclusive of any refund of Taxes attributable to any carryback of any loss arising during any Indemnified Period) shall exceed the then balance of the Escrow Fund (including any earnings thereon), ICH shall contribute such excess to CFLIC (or its successor in interest) as a return of excess value received for the redemption of the CFLIC Securities, which amount shall be paid by CFLIC (or its successor in interest) to the appropriate Tax authority (if not previously so paid prior to such receipt). If such contribution shall be determined to be subject to Tax, such

Consolidated National Corporation
Consolidated Fidelity Life Insurance Company
June 30, 1994
Page 3




contribution shall be appropriately grossed-up to compensate CFLIC (or its successor in interest) for such Tax.

     Provided ICH complies with its obligations under this letter agreement, if, upon filing of the final Tax return for CFLIC and/or Marquette for the Indemnified Periods and after the disbursement from the Escrow Fund to CFLIC to pay the Taxes shown to be due thereon, the then remaining balance of the Escrow Fund (including any earnings thereon) shall exceed the actual liability for Taxes of CFLIC and Marquette for the Indemnified Periods (exclusive of any refund of Taxes attributable to any carryback of any loss arising during any Indemnified Period), CFLIC shall promptly direct the Escrow Agent to pay the excess to ICH. Provided ICH complies with its obligations under this letter agreement, promptly upon receipt thereof, CFLIC (or its successor in interest) shall pay to ICH (i) the amount of any refund of Taxes attributable to any capital loss carryback arising from losses recognized in the Recaptures and the redemption of the CFLIC Securities and (ii) the amount of any refund of Taxes attributable to any audit or redetermination of Taxes of CFLIC or Marquette for the Indemnified Periods. Any claim for refund of Taxes filed on behalf of CFLIC or Marquette for the Indemnified Periods shall include an application for electronic funds transfer of such refund to an account jointly designated by the parties hereto.

     If it is determined, whether as a result of an Internal Revenue Service audit or otherwise, that CFLIC (or its successor in interest) has positive earnings and profits for federal income tax purposes as of the date hereof and after taking into account the Recaptures and the redemption of the CFLIC Securities, then ICH shall pay to CNC (or its successor in interest) an amount equal to the Taxes attributable to or payable as a result of any distribu-tion to its shareholders of the amount of such earnings and profits by CFLIC or its successor in interest, whether pursuant to section 1375(d) of the Internal Revenue Code of 1986, as amended, or otherwise.

     Except for the matters specifically addressed in this letter agreement, the obligations and agreements of the parties in the 1993 Agreement shall remain unmodified and in full force and effect.

Consolidated National Corporation
Consolidated Fidelity Life Insurance Company
June 30, 1994
Page 4



     If the foregoing is an accurate understanding of our agree-ment, please execute both originals of this letter agreement and return it to the undersigned.

                           SOUTHWESTERN LIFE CORPORATION,
                           (formerly known as I.C.H. Corporation)


                           By: /s/ Robert L. Beisenherz
                              _____________________________________
                           Title:
                                 __________________________________

AGREED TO:

CONSOLIDATED NATIONAL CORPORATION


By: /s/ Robert T. Shaw
   _______________________________
Title:
      ____________________________


CONSOLIDATED FIDELITY LIFE INSURANCE
COMPANY


By: /s/ Jerry W. Rice
   _______________________________
Title:
      ____________________________

                         EXHIBIT 2.22


                        ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Escrow Agreement") made as of June 30, 1994, by and among SOUTHWESTERN LIFE CORPORATION (formerly I.C.H. Corporation), a Delaware corporation ("ICH"), CONSOLIDATED FIDELITY LIFE INSURANCE COMPANY, a Kentucky insurance company ("CFLIC") and MID-AMERICA BANK OF LOUISVILLE AND TRUST COMPANY, a Kentucky banking corporation ("Escrow Agent").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, defined terms that are used herein shall have the meanings assigned to them in that certain letter agreement of even date herewith by and among ICH, CFLIC and Consolidated National Corporation ("CNC"), a copy of which is attached hereto as Exhibit A (the "Letter Agreement").

     2. DEPOSIT OF ESCROW FUND. ICH hereby deposits $8,825,000 in immediately available federal funds with Escrow Agent as a fund to be held in escrow hereunder (the "Escrow Fund"). Subject to the provisions contained in Section 3 hereof, Escrow Agent shall hold the Escrow Fund to fund ICH's obligations under the Letter Agreement to pay Taxes of CFLIC and Marquette. Escrow Agent shall invest the Escrow Fund in Repurchase Accounts (as defined below) and shall hold such Escrow Fund until the disbursement by Escrow Agent of the entire Escrow Fund in accordance with Section 3 hereof, for the benefit of ICH and CFLIC. ICH shall be entitled to all of the income earned in the Escrow Fund (the "Income") and ICH and CFLIC agree that the Income shall be considered taxable to ICH for income tax purposes; provided, however, that the Income shall be disbursed pursuant to Section 3 as a part of the Escrow Fund. For purposes of this Escrow Agreement, the term "Repurchase Accounts" shall mean repurchase accounts under which Escrow Agent agrees to sell, and ICH agrees to purchase, certain direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the United States or any agency thereof (hereinafter, "Securities"), in the amount of such balance and at maturity, ICH will sell and Escrow Agent will repurchase the Securities at the same price at which they were sold to ICH, payable immediately; plus interest payable to ICH. The approximate market value of the underlying Securities will be 102 percent of the Escrow Fund.

     3. DISPOSITION OF ESCROW FUND. Disbursements from the Escrow Fund shall be made by Escrow Agent in accordance with and within two Business Days (as defined below) after receipt of a written notice (the "Payment Notice") from CFLIC that a payment for Taxes is to be made pursuant to the terms of the Letter Agreement. The term "Business Day" shall mean any day except a Saturday,

Sunday or any day on which commercial banks in Louisville, Kentucky are required to close by law.

     4. RESPONSIBILITIES OF ESCROW AGENT. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent shall have no responsibili-ty for listing any securities in its possession as part of the Escrow Fund for ad valorem taxes, and ICH and CFLIC, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any taxes, interest or penalties asserted against Escrow Agent for its failure to so list such securities. Escrow Agent is acting hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument which Escrow Agent in good faith believes to be genuine, or for the identity, authority or rights of any person executing or delivering such instrument. Notwithstanding any provision herein incorporating other instruments by reference, except as expressly set forth in
Section 3 hereof, Escrow Agent shall not be charged with notice of the terms of any such instruments and its duties and responsibili-ties shall be determined solely by reference to this Escrow Agreement.

     5. NO PERSONAL LIABILITY OF ESCROW AGENT. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses except for actions taken or not taken in bad faith, willful default or gross negli-gence, and it shall accordingly not incur any such liability with respect (i) to any action taken or omitted in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Escrow Agreement, or (ii) to any action taken or omitted in reliance upon any instrument, including, but not limited to any Payment Notice or other written instructions contemplated herein, not only as to due execution of such instrument and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

     6. EMPLOYMENT OF COUNSEL. ICH and CFLIC, jointly and severally, hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, or the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

     7. ESCROW FEE. The fee for Escrow Agent for its services hereunder shall be based upon the schedule of fees maintained from time to time by the Escrow Agent and shall be paid by CFLIC promptly upon its receipt of a statement therefor from the Escrow
Agent.

     8. RESIGNATION OF ESCROW AGENT. Escrow Agent may resign by giving thirty (30) day prior written notice to ICH and CFLIC; and thereafter, subject to the right of Escrow Agent to be paid its reasonable fees for services and to be compensated for its proper expenses and costs, the resignation of Escrow Agent shall become effective and it shall deliver any remaining money held by it in connection therewith upon the joint written order of the parties hereto, and, upon the delivery of such money against the written receipt thereof by the party so designated, Escrow Agent shall be fully released and acquitted of any further obligation and responsibility under the Escrow Agreement.

     9. INDEMNIFICATION. In the event of a disagreement between the parties hereto, resulting in claims and/or demands being made by the disputing parties which, in the sole judgment of Escrow Agent are conflicting, in connection with any matters involving or affected by this Escrow Agreement, Escrow Agent shall be entitled, at its sole option, to refuse to comply with any such demands so long as such disagreement shall continue. Escrow Agent may continue to refuse to take any action, irrespective of the time which elapses during which such dispute continues, until either the rights of the disputing claimants have been duly adjudicated and Escrow Agent shall have received a certified copy of a final judgment of a court of competent jurisdiction with respect thereto, or the disputing claimants shall have furnished to Escrow Agent joint instructions with respect to the action to be taken. If Escrow Agent receives such joint instructions and shall be fully protected and indemnified by the parties hereto in taking any action in reliance thereon. All actions taken by Escrow Agent pursuant to any final order of a court of competent jurisdiction shall be conclusively presumed to be taken in good faith. In no event shall Escrow Agent be required to file an interpleader or similar type or action or to defend any action or legal proceeding filed against it, but it may do so in its sole discretion.

     10. NOTICES. All notices, demands, orders or other direc-tions to be given under this Escrow Agreement shall be in writing, shall be signed by the persons giving them and shall be deemed sufficiently given only if sent by certified mail, postage prepaid, return receipt requested, and addressed as follows:

          If to ICH, to:

          Southwestern Life Corporation
          500 North Akard Street
          Dallas, Texas  75201
          Attention:  Robert L. Beisenherz

          If to CFLIC, to:

          Consolidated Fidelity Life Insurance Company
          4211 Norbourne Blvd.
          Louisville, Kentucky  40207
          Attention:  Jerry W. Rice

          If to Escrow Agent, to:

          Mid-America Bank of Louisville and Trust Company
          500 West Broadway
          Legal Department
          Louisville, Kentucky  40202
          Attention:  John Rippy, Vice President


or at such other addresses or the attention of such other persons as any of the parties may designate to the other by written notice given in the manner provided above.

     11. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     12. NO ORAL CHANGES. This Escrow Agreement may not be changed, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     13. SUCCESSORS AND ASSIGNS. This Escrow Agreement shall inure to the benefit of and be binding upon the respective parties and their respective successors and assigns. Escrow Agent shall not be bound by or charged with notice of any transfer or assign-ment, in whole or in part, by a party hereto or its successors or assigns of any rights hereunder, unless written notice thereof shall have been given to Escrow Agent in accordance with Section 10 hereof.

     14. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

     15. GOVERNING LAW. The Escrow Agreement shall be construed in accordance with, and shall be governed by, the laws of the Commonwealth of Kentucky.

     16. SECTION HEADINGS. The Section headings contained herein are inserted for convenience only and shall not control or offset the meaning of construction of any of the provisions hereof.

     IN WITNESS WHEREOF, ICH, CFLIC and Escrow Agent have cause this Escrow Agreement to be executed and delivered in their names, by an individual thereunto duly authorized, as of the day and year first above written.

                         SOUTHWESTERN LIFE CORPORATION
                         (formerly I.C.H. Corporation)



                         By:   /s/  Robert L. Beisenherz
                            _______________________________________
                              Robert L. Beisenherz


                         CONSOLIDATED FIDELITY LIFE
                           INSURANCE COMPANY



                         By:   /s/  Jerry W. Rice
                            _______________________________________
                              Jerry W. Rice


                         MID-AMERICA BANK OF LOUISVILLE
                           AND TRUST COMPANY



                         By:   /s/  John Rippy
                            _______________________________________
                              John Rippy, Vice President

                         EXHIBIT 2.23


                         AMENDMENT NO. 4

                               TO

              COINSURANCE ANNUITY AND SUPPLEMENTAL
                CONTRACT REINSURANCE AGREEMENT II


THIS AMENDMENT NO. 4 TO COINSURANCE ANNUITY AND SUPPLEMENTAL CONTRACT REINSURANCE AGREEMENT II is made and entered into by and between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas ("CORPORATION") and SOUTHWESTERN LIFE INSURANCE COMPANY of Dallas, Texas ("REINSURED"),

WHEREAS, effective June 30, 1990, CORPORATION and REINSURED entered into a Coinsurance Annuity and Supplemental Contract Reinsurance Agreement II ("Original Reinsurance Agreement") and Amendment No.
1 thereto ("Amendment No. 1") under which REINSURED ceded and CORPORATION assumed certain annuities and supplemental contracts written by the REINSURED; and

WHEREAS, effective December 31, 1991, CORPORATION and REINSURED entered into Amendments No. 2 and 3 to the Original Reinsurance
Agreement; and

WHEREAS, CORPORATION and REINSURED wish to further amend the Original Reinsurance Agreement, to amend Amendment No. 2 thereto and to delete Amendment No. 3 thereto,

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows:

1. ORIGINAL REINSURANCE AGREEMENT.  The Original Reinsurance
Agreement is amended to delete Articles XIV and XVI thereof in their entirety.

2. AMENDMENT NOS. 2 AND 3. Amendment No. 3 is deleted in its entirety and Amendment No. 2 is amended as follows:

     (a) ARTICLE V.

          (i) The first unnumbered paragraph following subparagraph
(3) of Article V is amended to insert a period following the word
"altered" and to delete the phrase "except as permitted by the following paragraph".

          (ii) The second unnumbered paragraph following subpara-graph (3) of Article V and subparagraphs (a), (b) and (c) thereun-der are deleted in their entirety.

     (b) ARTICLE IX.

          (i) Lines 5 and 6 of the second unnumbered paragraph of
Article IX are amended to delete the following phrases "less deferred and uncollected net policy premiums, and less investment income due and accrued on policy loans, and less the policy loans,"

          (ii) The third unnumbered paragraph of Article IX and subparagraphs (a) and (b) thereunder are deleted in their entirety.

     (c) ARTICLE X.

          (i) Subparagraphs (a)(ii), (a)(iii), (a)(iv), (b)(iv) and (b)(v) of Section A of Article X are deleted in their entirety.

          (ii) Subparagraphs (a)(ii), (a)(iii), (a)(iv), (b)(iv) and (b)(v) of Section B of Article X are deleted in their entirety.

          (iii) All of Section C of Article X is deleted with the exception of the last unnumbered paragraph thereof.

          (iv) The last unnumbered paragraph of Section C of
Article X is amended to read as follows:

          "Section C INTEREST ADJUSTMENT. Additionally, all payments made pursuant to Sections A and B of this Article shall be credited interest at an effective rate of 8%. Time for this inter-est adjustment shall be measured from the date of valuation. This adjustment is applicable for estimated pre-payments as well as delayed payments."

     (d)  ARTICLE XVI. Article XVI is deleted in its entirety.

     (e) ARTICLE XVIII. Article XVIII is amended to read as follows:

          "RECAPTURE. By giving to the CORPORATION at least 90 days advance written notice, the REINSURED shall have the right to recapture all or a portion of the business reinsured hereunder. Such recapture shall become effec-tive at the end of the following calendar quarter.

          (a) NEGOTIATED RECAPTURE FEE. Any recapture fee negotiated pursuant to this Article shall be negotiated in good faith with due consider-ation to federal income taxes, interest main-tenance reserve and asset valuation reserve effects on both parties. Recapture shall not be unreasonably denied by the CORPORATION.

          (b) PARTIAL RECAPTURE. In the event of a partial recapture, as soon as practicable after the date the partial recapture is effec-tive, the CORPORATION shall deliver to the REINSURED the Escrow Assets applicable to the recaptured business and the amount of addi-tional cash, if any, required to equal the policy reserves less any negotiated recapture fee.

          (c) FULL RECAPTURE. In the event of a full recapture, as soon as practicable after the date recapture is effective, the CORPORATION shall deliver to the REINSURED the Escrow
          Assets and the amount of additional cash, if any, required for the then book value of the Escrow Assets (after adjustments for permanent impairments through the date recapture is effective) and additional cash to equal policy reserves plus the amount(s) then due REINSURED pursuant to Article X hereof, calculated as if the recapture date were the end of the ac-counting period.

          The REINSURED shall owe the CORPORATION and the CORPORATION is hereby authorized to reduce the amount required in the preceding paragraph by the sum of (1) any negotiated recapture fee and (2) the carryover amount, if any, (with interest thereon) existing hereunder pursuant to paragraph 5 of Schedule 1-A, calculated as if the recapture date were the end of an accounting period, and (3) any amount(s) then due the CORPORATION pursuant to Article X hereof, calculated as if the recapture date were the end of the accounting period."

     (f) SCHEDULE 1-A EXPERIENCE REFUND. Schedule 1-A to Amendment No. 2 is amended to read as follows:

                        EXPERIENCE REFUND

          "1. General. The CORPORATION shall be obli-gated to the REINSURED for an experience refund (the 'Experience Refund') in an amount equal to 100% of the Formula Amount on the dates set forth in Article X or on the date of any recapture pursuant to Article XVIII.

          2. Formula Amount. With respect to each accounting period, the Formula Amount shall be equal to 100% (80% for accounting periods beginning January 1, 2001) of the excess (if any, after reduction for any negative carry-over described in paragraph 4 below) of (i) over (ii), where (i) is the sum of:

          (a) Premiums received by the CORPORATION with respect to the policies reinsured hereunder;

          (b) All investment income from the Portfolio, as reported by the Corporation for statutory accounting purposes;

          (c) All capital gains (net of any capital losses) realized in accordance with statutory accounting principles on assets held in the Portfolio;

          (d) The net amount of 'unrealized capital gains or losses and changes in non-admitted assets and related items' with respect to the Portfolio, as determined for statutory ac-counting purposes;

          (e) Any partial recapture fee paid by the REINSURED to the CORPORATION as defined in
          Article XVIII less any recapture fee paid on the effective date of this Amendment No. 4 by the CORPORATION pertaining to the business reinsured;

          (for the purposes of the foregoing clauses
          (b), (c) and (d), statutory accounting princi-ples shall be applied as the initial book values of the assets in the Portfolio which are the market values of such assets on the first day of the calendar quarter in the which the Effective Date of this Amendment No. 4 falls);

          and (ii) is the sum of:

          (a) All benefits paid by the Corporation with respect to the policies reinsured hereunder;

          (b) Expenses paid to the REINSURED with re-spect to the policies reinsured hereunder and the Portfolio, including expense commissions and expense allowance to which the reinsurance premium is subject pursuant to Article XII;

          (c) The change (which shall be added if an increase and subtracted if a decrease) in the policy reserves on the policies reinsured hereunder;

          (d) State or local premium taxes paid by the CORPORATION on the policies reinsured hereun-der.

          (e) If the Formula Amount for the immediately preceding accounting period is less than zero, interest at 2% per annum on that negative
          Formula Amount.

          (f) $40,000 per calendar quarter less the interest amount, if any, resulting from item
          (ii) (e) above. Such amount shall not be less than zero.

          3. Quarterly and Annual Calculations.  The
          Formula Amount and Experience Refund shall be calculated and reported in accordance with
          Article X.

          4. Carryover Amounts. If for any year the excess of 2(i) over 2(ii) is negative, the absolute amount of such negative balance shall be carried forward until absorbed by positive
          Formula Amounts in future periods.

          For the period immediately following the accounting period for which 2(i) over 2(ii) is positive, the amount in 2(ii)(f) above shall be increased from $40,000 to $60,000.

          5. Rules of Construction. In interpreting and applying the provisions of this Schedule 1-A, adjustments shall be made as necessary for any provision of this Schedule 1-A to operate in a manner that is consistent with the other provisions hereof, so as to avoid inequitable results in the nature of double-counting or failing to recognize costs or benefits that may enter into the calculations hereunder through multiple provisions. The parties agree to cooperate in good faith in resolving any issues that may arise with respect to the calculations pursuant to this Schedule 1-A."

3. EFFECT OF AMENDMENTS. Except as expressly amended herein, the Original Reinsurance Agreement, Amendment No. 1 and Amendment No.
2 shall remain unchanged and in full force and effect.

4. EFFECTIVE DATE.  The Amendment No. 4 shall be effective April 1,
1994.

5. ENTIRE AGREEMENT. The Original Reinsurance Agreement together with Amendment No. 1, Amendment No. 2 and this Amendment No. 4 constitutes the entire agreement (collectively "Entire Agreement") between the parties hereto with respect to the business being reinsured thereunder and there are no understandings between the parties other than as expressed in the Entire Agreement. Any changes or modifications to the Entire Agreement shall be null and void unless made by amendment to the Entire Agreement which is signed by or on behalf of both parties hereto.

6. COUNTERPARTS. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be deemed to be an original copy hereof but all of which together shall constitute a single instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 4 to be executed on the dates indicated below.


SOUTHWESTERN LIFE INSURANCE             EMPLOYERS REASSURANCE
          COMPANY                             CORPORATION


By:/s/ John T. Hull                     By: /s/ James D. Maughn
   ________________________                ________________________
Title: Exec. Vice Pres.                 Title:  SVP & Actuary
      _____________________                   _____________________
Date:  6/29/94                          Date:   6/30/94
      _____________________                   _____________________



By:                                     By: /s/  Chuck Schnieders
   ________________________                ________________________
Title:                                  Title:   Vice President
      _____________________                   _____________________
Date:                                   Date:    6/30/94
      _____________________                   _____________________